Exhibit 99.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated to be effective as of June 1, 2016 (the “Effective Date”) and is entered into by and between MSCP CAPITAL CENTER INVESTORS, LLC, a Delaware limited liability company (“Landlord”) and AMERICAN RIVER BANKSHARES, a California corporation (“Tenant”). Landlord and Tenant shall sometimes be referred to collectively as the “Parties.”

RECITALS

A.          Landlord (as successor-in-interest to One Capital Center) and Tenant are parties to that certain One Capital Center Lease dated May 17, 2005 (the “Original Lease”), as modified by that certain First Amendment to Lease dated April 22, 2010 (the “First Amendment”), and that certain Second Amendment to Lease dated July 23, 2010 (the “Second Amendment”), pursuant to which Tenant leases certain premises consisting of approximately twelve thousand two hundred eighteen (12,218) rentable square feet located in Suites 450, 475, and 495 at 3100 Zinfandel Road, Rancho Cordova, California 95670 (the “Premises”). The Original Lease as amended by the First Amendment and Second Amendment shall collectively be referred to herein as the “Existing Lease.”

B.          Landlord and Tenant now desire to amend the Existing Lease to, among other things, extend the Lease Term and adjust Tenant's Base Year, subject to each of the terms, conditions, and provisions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	RECITALS

Landlord and Tenant agree the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.	DEFINITIONS

As of the date hereof, unless context clearly indicates otherwise, all references to "the Lease" or "this Lease" in the Existing Lease or in this Amendment shall be deemed to refer to the Existing Lease, as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Lease unless context clearly indicates otherwise.

3.	EXTENDED TERM

The Parties acknowledge that the Lease Term is scheduled to expire on July 31, 2017. Notwithstanding the foregoing, the Term is hereby extended for a period of sixty-five (65) months (such sixty-five month period, the “Second Extended Term”), such that the Lease Term shall expire December 31, 2022, unless sooner terminated in accordance with the terms and conditions of the Lease.

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4.	BASE RENT

Commencing June 1, 2016 and continuing through the remainder of the Second Extended Term, the Base Rent shall be payable by Tenant in accordance with the following schedule:

Period	Base Rent
June 1, 2016 - May 31, 2017	$22,725.48*
June 1, 2017 - May 31, 2018	$23,336.38
June 1, 2018 - May 31, 2019	$23,947.28
June 1, 2019 - May 31, 2020	$24,558.18
June 1, 2020 - May 31, 2021	$25,169.08
June 1, 2021 - May 31, 2022	$25,779.98
June 1, 2022 - December 31, 2022	$26,390.88

* Notwithstanding the foregoing, Tenant shall be excused from the obligation of paying the Base Rent (but not any other amounts) due hereunder during the period from June 1, 2016 through October 31, 2016, in the aggregate amount of One Hundred Thirteen Thousand Six Hundred Twenty-Seven and 40/100 Dollars ($113,627.40) (the "Excused Base Rent"). However, should Tenant default beyond any applicable cure period such that Landlord properly exercises Landlord's remedies pursuant to Section 11.2 of the Original Lease, then no further Excused Base Rent shall be available and any Pro-Rated Excused Base Rent actually utilized by Tenant prior to such default shall become an obligation of Tenant hereunder, and Landlord shall be entitled to seek recovery of the Pro-Rated Excused Base Rent as part of the damages to which Landlord is otherwise entitled pursuant to the terms of the Lease. As used herein, the term "Pro- Rated Excused Base Rent" shall mean an amount computed by dividing the Excused Base Rent by sixty (60) and then multiplying the resulting quotient by the number of months which would have remained in the Second Extended Term as of the month that Lessee defaults hereunder beyond any applicable notice and cure period.

5.	BASE YEAR

Commencing June 1, 2016, the Base Year shall be the calendar year 2016. Additionally, for the avoidance of doubt, as provided in Section 1.1.8 of the Original Lease the Operating Costs of the Project shall be adjusted (if occupancy is less than ninety-five percent (95%)) to those Operating Costs that would have been incurred if the Project had been ninety-five percent (95%) occupied for such period.

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6.	CONDITION OF PREMISES

Tenant acknowledges that it has been, and continues to be, in possession of the Premises, is familiar with the condition of the Premises and continues to occupy the Premises in its “as is, where is” condition, with all faults, without any representation, warranty or improvement by Landlord of any kind whatsoever, subject to the conditions set forth in the Lease.

7.	REFURBISHMENT ALLOWANCE

Subject to the terms and provisions hereof, Landlord agrees to contribute an amount not to exceed Sixty-One Thousand Ninety Dollars ($61,090.00) (the “Refurbishment Allowance”) toward the cost of any alterations or improvements that Tenant performs on the Premises prior to December 31, 2017 that have been approved by Landlord after the date of this Amendment and otherwise performed in strict accordance with the terms of the Original Lease, including Section 6.1.4 thereof (the “Tenant Improvements”). If the Tenant Improvements are not completed on or before December 31, 2017, then Landlord shall have no obligation to pay all or any portion of the Refurbishment Allowance to Tenant. If the cost of Tenant Improvements exceeds the Refurbishment Allowance, then such excess amount shall be borne solely by Tenant. Landlord shall disburse the Refurbishment Allowance to Tenant within thirty (30) days following the later to occur of (i) Landlord’s receipt of a certificate from Tenant’s licensed contractor certifying completion of Tenant Improvements in accordance with the construction plans and specifications therefor approved by Landlord; (ii) Landlord’s receipt of documentary evidence reasonably satisfactory to Landlord of all of Tenant’s expenditures for work performed and materials used in completing Tenant Improvements; and (iii) Landlord’s receipt of final, unconditional lien releases in form and content satisfactory to Landlord from all persons or entities providing labor and/or materials in connection with Tenant Improvements. Landlord or an agent of Landlord, shall be paid a construction management fee (the “Construction Management Fee”) equal to three percent (3%) of the amount of the costs incurred to complete the Tenant Improvements. Landlord may deduct from Landlord’s Allowance and pay its agent the amount of Construction Management Fee, and Tenant shall be responsible for payment of the Construction Management Fee to the extent construction costs of the Tenant Improvements exceed the Landlord’s Allowance.

8.	RENEWAL OPTIONS AND RIGHT OF FIRST REFUSAL

Landlord and Tenant acknowledge that the options to extend the Lease Term and the right of first refusal granted to Tenant in the First Amendment shall remain valid, subject to the terms and conditions set forth in the First Amendment; provided, however, that (i) references in Sections 8 through 10 of the First Amendment to the “First Extended Term” shall be deemed references to the Second Renewal Term as defined herein, and (ii) the definition of First Refusal Space in Section 9 of the First Amendment shall be deemed to include both Suite 400 as described in the First Amendment and Suite 100, as more particularly described on Exhibit A hereto, and (iii) the definition of Superior Rights in Section 9 of the First Amendment shall be deemed to include (A) any renewal, extension, expansion, assignment or sublease of any lease or any new lease with any existing tenant or any partner, employee, or affiliate of any existing tenant for space in any portion of the First Refusal Space (whether or not the same is pursuant to an express written provision in such tenant's lease and without regard to whether the same is characterized by the parties thereto as a "renewal" “extension” or as a "new lease"), and (B) any expansion options or similar rights granted to any other existing tenant as of the date of this Amendment in the Project pursuant to its lease.

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9.	MANAGING AGENT

“Managing Agent” as set forth in Section 1.1.12 of the Original Lease is acknowledged to be “MSCP Capital Center Investors, LLC, c/o Divco West Real Estate Services, Inc., 10860 Gold Center Drive, Suite 150, Rancho Cordova, California 95670, Attention: Property Manager.”

10.	LANDLORD’S ADDRESS(ES)

Landlord’s address for notices as forth in Section 1.1.13 of the Original Lease is acknowledged to be:

MSCP Capital Center Investors, LLC

c/o Divco West Real Estate Services, Inc.

10860 Gold Center Drive, Suite 150

Rancho Cordova, California 95670

Attention: Property Manager

With copy to:

c/o Divco West Real Estate Services, Inc.

575 Market Street, 35th Floor

San Francisco, CA 94105

Attention: Asset Management, Prospect Green

and payments of rent shall be made to the following:

MSCP Capital Center Investors, LLC

P.O. BOX 7149

San Francisco, CA 94120-7149

11.	GENERAL PROVISIONS

(a)         Ratification. Except as expressly amended hereby, the Lease shall remain unmodified and in full force and effect. As modified hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

(b)         Entire Agreement. The Lease as amended hereby constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof, and all prior agreements, representations, and understandings between the Parties with respect to the subject matter hereof, whether oral or written, are or should be deemed to be null and void, all of the foregoing having been merged into this Amendment. The Parties acknowledge that each Party and/or its counsel have reviewed and revised this Amendment, and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation of this Amendment.

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(c)         Successors Bound. Subject to any and all restrictions on assignments or subleasing set forth in the Lease, this Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns with respect to the Lease.

(d)         Authorization to Execute. Tenant represents and warrants that the individual executing this Amendment on Tenant’s behalf is duly authorized to execute and deliver this Amendment in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Amendment is binding upon said organization in accordance with its terms.

(e)         Applicable Law. This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

(f)          Amendments. This Amendment may be amended or modified only by an instrument in writing signed by each of the Parties.

(g)         Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

(h)         Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Jones Lang LaSalle and Meridian Commercial Properties (the “Brokers”). Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment. Provided that this Amendment is fully executed by the parties hereto, Landlord shall pay a commission to the Broker subject and pursuant to a separate written agreement between Landlord and such Broker.

(i)          No Offer. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Prior to the complete execution and delivery of this Amendment by all parties, each party shall be free to negotiate the form and terms of this Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Amendment or the party that has not executed this Amendment.

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(j)          Construction. Landlord and Tenant acknowledge and agree that this Amendment was negotiated by Landlord and Tenant, that this Amendment shall be interpreted as if it was drafted jointly by Landlord and Tenant, and that neither this Amendment, nor any provision within it shall be construed against any party or its attorney because it was drafted in full or in part by either Landlord or Tenant or their respective attorneys.

(k)         Severability. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amendment shall be valid and shall be enforced to the fullest extent permitted by law.

(l)          Required Disclosure. As of the date of this Amendment, the Premises has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as set forth in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the first date written above.

LANDLORD:	MSCP CAPITAL CENTER INVESTORS, LLC, a Delaware limited liability company

By: Divco West Real Estate Services, Inc. a Delaware corporation Its Agent

By: /s/ Eric Lupinski Name: Eric Lupinski Its: Director

TENANT:	AMERICAN RIVER BANKSHARES, a California corporation

By: /s/ Mitchell Derenzo Name: Mitchell Derenzo Title: EVP/CFO

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EXHIBIT A

FIRST REFUSAL SPACE

(Suite 100)

A-1